Exhibit 23.4



                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-96919) and related Prospectus of Headwaters Incorporated and to the incorporation by reference therein of our report dated June 11, 2002, with respect to the consolidated financial statements of Industrial Services Group, Inc. and Subsidiaries, included in Headwaters Incorporated's Current Report on Form 8-K dated July 18, 2002 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Salt Lake City, Utah
July 17, 2003